Exhibit 99.1

FOR IMMEDIATE RELEASE
New 3-D Seismic Data Identifies Significant Reserve Potential
Petro River Oil Plans Four Wells in Three Project Areas
NEW YORK, NY, February 8, 2017 Petro River Oil Corp. (OTCBB: PTRC) (“Petro River” or the “Company”), an independent oil and gas exploration company utilizing the latest 3-D seismic technology, announced today that recently acquired and re-processed 3-D seismic data has shown positive results in three of the Company’s project areas located in California and Oklahoma. Given these positive results, the Company now intends to move forward with drilling four wells on these three core assets during the second quarter of this year.

Stephen Brunner, President of Petro River and a member of the Board of Managers of Horizon Energy commented, “The 3-D seismic surveys have allowed Petro River to confirm viable prospects in three of our active project areas. This data improves our understanding of structure, trap type and reservoir characteristics enabling our exploration effort to move forward with more precision and lower exploration risks. If any of the initial wells are successful, numerous additional opportunities for reserve additions and substantial production will be available to Petro River.”

Below is a summary of Petro River’s three core projects that were subject to the 3-D seismic mapping:

Kern County, California

Petro River has both direct and indirect interests (through its ownership of 20% of Horizon Energy Partners, LLC (“Horizon Energy”)) in two projects in Kern County, California. Kern County is the home to four of the ten largest oil fields in the United States and continues to be an active petroleum producing province.

In the first project, Petro River owns a 13.75% direct working interest and an indirect interest, through Horizon Energy’s ownership of a 27.5% direct working interest in the project. This project involves the re-development of a 100 million barrel oil field, discovered over 80 years ago, within which the project participants control approximately 4,500 net areas of ideally situated oil and gas leases.  This opportunity primarily results from the lack of modern seismic data covering the field.

Recently, Petro River and the other venture participants completed the acquisition of a new, 30 square mile 3-D seismic survey over the field. Although this data is still being processed, the initial results are compelling and indicate numerous undrilled, multi-objective potential hydrocarbon-bearing zones within the field. The consensus of the participants is that as much as 25% or more of the current cumulative historical production will be found based on future drilling utilizing the newly acquired 3-D data. An initial exploration well is planned in the late 2nd quarter of 2017. The well depths in the field range from 4,000-8,500 feet and the oil is light, in contrast to many of the “heavy” oil fields nearby. Extensive oil and gas infrastructure is already in place.

The second project in Kern County (in which Horizon Energy owns a 40% working interest) comprises joint venture lease holdings of approximately 8,500 net acres located southwest of Bakersfield, California in the vicinity of prolific Stevens Sand production. Historic production from several nearby fields producing from the same geologic objectives has exceeded 150 million barrels of oil on a cumulative basis.

The results from the processing of a new 24 square mile 3-D seismic survey acquired in 2016 provide a clear picture of the extent of a recent, uncompleted discovery and have led to the identification of several other robust exploration opportunities in discrete areas within the lease holdings. An initial exploration/development well is planned in the late 2nd quarter of 2017. The well will target thick hydrocarbon-bearing zones at around 15,000 feet.

The Pearsonia West Concession, Osage County, Oklahoma

The Pearsonia West Concession in Osage County, Oklahoma includes 106,500 contiguous acres centered on the structural trend of the Pearsonia-Blackland-Foraker fields. These fields have produced in excess of 20 million barrels of oil through vertical well development and is close to fields that have produced 200 million barrels of oil through vertical production since the early 1900s.

The Company recently reprocessed 35 square miles of 3-D seismic data which defined 4,480 acres of structural closures and multiple Pennsylvanian channel and Mississippian chat formations. As a result, Petro River and its operating partners are in the process of securing permits to drill four wells by April 2017. The program will test the first 1,610 acres of the defined structural closure, which has prospective resource potential of 2.5 million barrels of oil. Results are expected by June 2017.

An additional 55 square miles of 3-D seismic is planned to be shot by the Company in the southern portion of the concession in 2017. Assuming success in the initial drilling phase, the Company anticipates providing scalable and repeatable vertical drilling opportunities within the concession boundaries.

About: Petro River Oil Corp.

Petro River Oil Corp. (OTC Pink: PTRC) is an independent energy company with its core holdings in Northeast Oklahoma and Kern County, California. Petro River’s strategy is to apply modern technology, such as 3-D Seismic analysis to exploit hydrocarbon-prone resources in historically prolific plays and underexplored prospective basins to build reserves and to create value for the Company and its shareholders. Petro River owns a 20% equity interest in Horizon Energy Partners, LLC and its president, Stephen Brunner, is also a member of the Board of Managers of Horizon Energy Partners, LLC.

For more information, please visit our website at www.petroriveroil.com.

About: Horizon Energy Partners, LLC.

Horizon Energy is an oil and gas exploration and development company with a portfolio of domestic and international assets. The majority of the funding for Horizon Energy has come from seasoned oil and gas industry professionals, including several former senior oil industry executives who have run both major and large independent oil and gas companies, and have advised large energy focused private equity funds and hedge funds. Horizon Energy is managed by Jonathan Rudney; Mr. Rudney has over 35 years of senior executive experience in the upstream oil and gas industry, and, throughout his career, has been instrumental in the growth and success of several private E&P companies. Horizon Energy was formed to take advantage of the current depressed oil market and has identified and acquired a portfolio of highly attractive oil and gas assets. A common theme underlying each project is the application of modern technology, such as the use of 3-D seismic data.

Forward-Looking Statements.

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements. These forward looking statements, projections and statements are subject to change and could differ materially from final reported results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. Petro River assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect to the matters discussed above. Readers should also carefully review the “Risk Factors” in Petro River’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other reports filed with the SEC under the Securities Exchange Act of 1934, as amended.

For additional information about Petro River Oil, please visit http://petroriveroil.com/ or contact:

Investor Relations
ir@petroriveroil.com
telephone: (469) 828-3900